UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2011
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StellarOne Corporation
(Exact name of registrant as specified in its charter)

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Commission File Number: 000-22283

Virginia (State or other jurisdiction of incorporation)	54-1829288 (IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250
Charlottesville, Virginia 22911
(Address of principal offices, including zip code)

(434) 964-2211
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

StellarOne Corporation held its annual meeting of shareholders on May 17, 2011.  A quorum of shareholders was present, consisting of a total of 18,056,351 shares.  Matters voted upon were (i) the election of six directors to serve for one year terms expiring at the 2012 annual meeting of shareholders, (ii) approval, in an advisory (non-binding) basis, the Company’s named executive officers compensation, and (iii) ratification of the appointment of Grant Thornton, L.L.P. as the independent registered public accountants of the Company for 2011.

The following table describes the voting results at the annual meeting.

	Shares	Shares
	Voted	Voted	Shares	Shares	Broker
Proposal or Name of Nominee	"For"	"Against"	Withheld	Abstained	Non-Votes
Proposal 1: To elect six nominees to the Board of Directors to serve until the 2012 annual meeting of shareholders, or until their successors are elected and qualified.
Glen C. Combs	13,036,044	-	662,614	-	4,357,693
Gregory L. Fisher	13,103,953	-	594,705	-	4,357,693
Christopher M. Hallberg	13,091,061	-	607,597	-	4,357,693
Jan S. Hoover	13,125,346	-	573,312	-	4,357,693
Alan W. Myers	13,124,841	-	573,817	-	4,357,693
Raymond D. Smoot, Jr.	13,057,041	-	641,617	-	4,357,693

Proposal 2: To approve, in an advisory (non-binding) basis, the Company’s named executive officers compensation.	12,576,582	918,012	-	204,064	4,357,693

Proposal 3: To ratify the appointment of Grant Thornton, L.L.P. as the independent registered public accountants of the Company for 2011.	17,646,988	328,494	-	80,869	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

StellarOne Corporation

Date: May 18, 2011	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President and Chief Financial Officer